                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                              FORM 8-K


                              CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                              June 26, 1997



                         MEDICAL RESOURCES, INC.
------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)



        Delaware             0-20440             13-3584552
------------------------------------------------------------------
    (State or other        (Commission            (I.R.S. Employer
    jurisdiction)          File Number)         Identification No.)


          155 State Street, Hackensack, New Jersey       07601
------------------------------------------------------------------
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (201) 488-6230


                                   N/A
------------------------------------------------------------------
(Former name and former address, if changed since last report)



99539

Item 5.   Other Events.

     On June 26, 1997, Medical Resources, Inc. (the "Company") consummated a $26,000,000 private placement of Senior Notes to a group of insurance companies led by John Hancock Mutual Life Insurance Company. Dillon, Read & Co. Inc. acted as agent in connection with the placement.

     The Notes bear interest at an annual rates of either 8.01% or 8.10%, as applicable, are subject to equal annual sinking fund payments commencing in February 2001 and have a final maturity in February 2005. The Company will use the proceeds from the placement to fund acquisitions and for general corporate purposes.


     The terms of the agreement pursuant to which the Notes were issued contain, among other provisions, certain financial covenants, including net worth and debt covenants and certain dividend limitations. In addition, the Notes are (i) guaranteed by certain of the Company's wholly-owned subsidiaries and (ii) secured by a pledge of equity interests in certain of the Company's non-wholly owned subsidiaries.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.


Exhibit No.    Description

99(a) Note Purchase Agreement dated as of June 26, 1997, between the Company and the Purchasers listed on Exhibit A thereto.

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         MEDICAL RESOURCES, INC.
                         Registrant


                         By: /s/ John P. O'Malley III
                         -------------------------------
                         Name:  John P. O'Malley III
                         Title: Executive Vice President - Finance


Date:  July 1, 1997


99539

-----------------------------------------------------------------






                         MEDICAL RESOURCES, INC.



          $20,000,000  8.10% SENIOR NOTES DUE FEBRUARY 20, 2005
                         PPN:   58467* AC 8

                              AND

          $6,000,000   8.01% SENIOR NOTES DUE FEBRUARY 20, 2005
                         PPN:   58467* AD 6





-----------------------------------------------------------------

                    NOTE PURCHASE AGREEMENT

-----------------------------------------------------------------




                    Dated as of June 26, 1997

                              TABLE OF CONTENTS


Paragraph                                                      Page


1.   AUTHORIZATION; RANKING                                      1
     1A.  Authorization of Issue of the Notes                    1
     1B.  Ranking                                                1

2.   PURCHASE AND SALE OF THE NOTES; CLOSING                     1
     2A.  Purchase and Sale of the Notes                         1
     2B.  Closing                                                2

3.   CONDITIONS OF CLOSING                                       2
     3A.  Opinion of Company Counsel                             2
     3B.  Opinion of Purchasers' Special Counsel                 2
     3C.  Representations and Warranties; Compliance and
          Certificates.                                          2
     3D.  Purchase Permitted by Applicable Laws                  2
     3E.  Private Placement Numbers                              3
     3F.  [Intentionally Omitted]                                3
     3G.  Sale of all Notes                                      3
     3H.  Charter and Proceedings                                3
     3I.  Consent of Other Persons                               3
     3J.  Payment of Special Counsel Fees                        3
     3K.  Changes in Corporate Structure                         3
     3L.  Restricted Subsidiaries' Guaranty                      3
     3M.  Pledge of Equity Interest                              3

4.   PREPAYMENT, REPAYMENT AND REDEMPTION                        3
     4A.  Optional Prepayment of Notes at Any Time.              3
     4B.  Notice of Optional Prepayment                          4
     4C.  Scheduled Repayment of Notes                           4
     4D.  Payments Pro Rata; Application of Payments             4
     4E.  Retirement of Notes                                    4
     4F.  Make Whole Amount                                      4

5.   AFFIRMATIVE COVENANTS                                       5
     5A.  Financial and Other Reporting by the Company           5
     5B.  Information Required by Rule 144A                      7
     5C.  Inspection of Property                                 7
     5D.  Corporate Existence, Etc.                              7
     5E.  Payment of Taxes and Claims                            7
     5F.  Compliance with Laws, Etc.                             8
     5G.  Maintenance of Properties and Leases                   8
     5H.  Insurance                                              8
     5I.  Scope of Business                                      8
     5J.  Use of Proceeds                                        8
     5K.  Environmental Compliance                               8
     5L.  Maintenance of Books and Records                       9

6.   NEGATIVE COVENANTS                                          10
     6A.  Financial Covenants                                    10
          6A(1).    Consolidated Net Worth.                      10
          6A(2).    Interest Expense Coverage                    10
          6A(3).    Limitation on Consolidated Total Debt        10
          6A(4).    Limitation on Priority Debt                  10
     6B.  Restricted Payments and Restricted Investment          11
     6C.  Liens and Other Restrictions                           11
          6C(1).    Liens                                        11
          6C(2).    Sale of Stock                                12
          6C(3).    Merger and Sale of Assets                    13
          6C(4).    Subsidiary Dividend and Other Restrictions   14
          6C(5).    Transactions with Affiliates                 14
     6D.  Compliance with ERISA                                  14
7.   EVENTS OF DEFAULT                                           15
     7A.  Acceleration                                           15
     7B.  Rescission of Acceleration                             18
     7C.  Notice of Acceleration or Rescission                   18
     7D.  Other Remedies, No Waivers or Election of Remedies     18

8.   REPRESENTATIONS AND WARRANTIES                              18
     8A.  Organization, Etc.                                     18
     8B.  Stock Ownership                                        19
     8C.  Financial Statements                                   19
     8D.  Actions Pending                                        20
     8E.  Title to Properties                                    20
     8F.  Affiliates and Investments in Others                   20
     8G.  Tax Returns and Payments                               20
     8H.  Conflicting Agreements and Other Matters               21
     8I.  Offering of Notes                                      21
     8J.  Regulation G, Etc.                                     21
     8K.  ERISA                                                  21
     8L.  Governmental and Other Consents                        22
     8M.  Environmental Matters                                  22
     8N.  Labor Relations                                        23
     8O.  Financial Condition                                    23
     8P.  Disclosure                                             23
     8Q.  Status Under Certain Federal Statutes                  24
     8R.  Existing Indebtedness; Future Liens                    24
     8S.  Compliance with Laws, Etc.                             24

9.   REPRESENTATIONS OF THE PURCHASERS                           24

10.  DEFINITIONS                                                 25
     10A. Prepayment and Make Whole Amount Terms                 25
     10B. Other Terms                                            26

11.  MISCELLANEOUS                                               36
     11A. Payments                                               36
          11A(1).   Payments in Respect of Notes                 36
          11A(2).   No Deduction or Set-off                      36
     11B. Expenses                                               36

     11C. Consent to Amendments                                  37
     11D. Persons Deemed Owners; Participations                  37
     11E. Survival of Representations and Warranties;
           Entire Agreement                                      37
     11F. Successors and Assigns                                 37
     11G. Confidential Information                               37
     11H. Notices                                                38
     11I. Descriptive Headings                                   38
     11J. Solicitation of Holders                                38
     11K. Reproduction of Documents                              39
     11L. Governing Law                                          39
     11M. Consent to Jurisdiction and Service and
           Waiver of Trial by Jury                               39
     11N. Counterparts                                           40
     11O. Registration, Transfer, Exchange and
           Replacement of Notes                                  40
          11O(1).   Registration                                 40
          11O(2).   Transfer and Exchange                        40
          11O(3).   Replacement                                  40
     11P. Compliance by Subsidiaries                             40
     11Q. Severability                                           40
     11R. Termination                                            41
     11S. Construction                                           41
     11T. Substitution of Purchaser                              41

Signature Page                                                   42

SCHEDULES AND EXHIBITS

EXHIBIT A      Purchasers

EXHIBIT B      Form of the 8.10% Note

EXHIBIT C      Form of the 8.01% Note

EXHIBIT D      Form of Opinion of Counsel to the Company

EXHIBIT E      Form of Officers' Certificate

EXHIBIT F      Form of Clerk's Certificate

EXHIBIT G      Form of Restricted Subsidiaries' Guaranty

EXHIBIT H      Form of Pledge Agreement

SCHEDULE  2B   Wiring Instructions

SCHEDULE 3L    Pledged Restricted Subsidiaries

SCHEDULE 5H    Insurance Matters

SCHEDULE  5J   Use of Proceeds

SCHEDULE 6B    Existing Investments

SCHEDULE 6C(1) Existing Liens

SCHEDULE 6C(5) Transactions with Affiliates

SCHEDULE  8A   Organization; Foreign Qualifications; Etc.

SCHEDULE  8B   Ownership of Stock

SCHEDULE  8F   Affiliates and Investments in Others

SCHEDULE  8M   Environmental Matters

SCHEDULE  8R   Existing Debt

                         MEDICAL RESOURCES, INC.
                           155 State Street
                    Hackensack, New Jersey  07601


                                        As of June 26, 1997


To:  The Purchasers Listed
     on Exhibit A

Gentlemen:

     The undersigned, Medical Resources, Inc., a Delaware corporation, (together with any surviving or acquiring entity in any merger or consolidation with the Company permitted by paragraph 6C(3), the "Company") agrees with you as follows:

1.   AUTHORIZATION; RANKING.

     1.1A Authorization of Issue of the Notes. The Company will authorize the issue and sale of (i) its 8.10% Senior Notes in the aggregate principal amount of $20,000,000, to be dated the date of issue, to mature February 20, 2005, to bear interest on the unpaid principal balance from the date of issue until the principal shall have become due and payable at the rate of 8.10% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, and to bear interest on overdue principal, overdue Make Whole Amount and, to the extent permitted by law, overdue interest at the rate of 10.10% per annum payable on demand, which notes shall be in the form of Exhibit B (together with all notes issued in substitution, replacement or exchange therefor in accordance with the terms of this Agreement, the ("8.10% Notes"); and (ii) its 8.01% Senior Notes in the aggregate principal amount of $6,000,000, to be dated the date of issue, to mature February 20, 2005, to bear interest on the unpaid principal balance from the date of issue until the principal shall have become due and payable at the rate of 8.01% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, and to bear interest on overdue principal, overdue Make Whole Amount and, to the extent permitted by law, overdue interest at the rate of 10.01% per annum payable on demand, which notes shall be in the form of Exhibit C (together with all notes issued in substitution, replacement or exchange therefor in accordance with the terms of this Agreement, the "8.01% Notes"). The 8.10% Notes and the 8.01% Notes are collectively referred to as the "Notes". Certain capitalized terms used in this Agreement are defined in paragraph 10; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     1.1B Ranking. The 8.10% Notes and the 8.01% Notes shall rank pari passu with each other, will constitute the direct senior obligations of the Company and will rank not less than pari passu in priority of payment with all other outstanding Debt of the Company, present or future, except for Debt which is preferred as a result of being secured (but only to the extent such security is not prohibited by paragraph 6C(1) and then only to the extent of such security).

2.   PURCHASE AND SALE OF THE NOTES; CLOSING.

     2.1A.     Purchase and Sale of the Notes.  Subject to the
terms and conditions of this Agreement, the Company shall sell to each of you (individually a "Purchaser" and collectively, the "Purchasers"), and each Purchaser shall purchase from the Company, Notes of the class and principal amount specified below such Purchaser's name in Exhibit A, at a price equal to 100% of such principal amount, registered in such Purchaser's name or that of the Purchasers' nominee or nominees as specified in Exhibit A. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

     2.1B.     Closing.  The purchase and sale of the Notes shall
take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at a closing (the "Closing") to be held on June 26, 1997 or on such other Business Day as the Purchasers and the Company may agree (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser, the Notes to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds to the Company in accordance with the wiring instructions set forth on Schedule 2B. If at the Closing, the Company fails to tender any Notes to any Purchaser as provided in this paragraph 2B, or if any of the conditions specified in paragraph 3 shall not have been fulfilled to a Purchaser's satisfaction or waived by such Purchaser, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment for reimbursement of its expenses or actual damages.

3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for its Notes is subject to the fulfillment to its satisfaction or its written waiver, on or before the Closing Date, of the following conditions:

     3.1A.     Opinion of Company Counsel.  The Purchasers shall
have received an opinion, dated the Closing Date and addressed to them, from Werbel & Carnelutti, counsel to the Company, covering the matters set forth in Exhibit D and such other matters as any Purchaser or Special Counsel may reasonably request. To the extent that the opinion referred to in this paragraph 3A is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to them, or a letter from such other counsel, dated the Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion. The opinions of counsel to the Company and any such other counsel shall be in form and substance reasonably satisfactory to the Purchasers and Special Counsel.

     3.1B.     Opinion of Purchasers' Special Counsel.  The
Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

     3.1C.     Representations and Warranties; Compliance and
Certificates. (i) The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Date after giving effect to the issue and sale of the Notes (and application of the proceeds as contemplated by Schedule 5J); no Default or Event of Default shall have occurred or be continuing; and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the most recent of the Financial Statements that would have been prohibited by paragraphs 6B or 6C(5) had this Agreement been in effect since such date; and the Company shall have delivered to the Purchasers an Officers' Certificate in the form of Exhibit E, dated the Closing Date, certifying that the conditions in this paragraph 3C have been met and as to the matters set forth therein.

          (ii) The Company and its Material Restricted Subsidiaries shall have each delivered to the Purchasers a certificate from its Secretary in the form of Exhibit F certifying as to its corporate organizational documentation and the resolutions and other corporate proceedings relating to the authorization, execution and delivery of the Transaction Documents to which it is a party.

     3.1D.     Purchase Permitted by Applicable Laws.  The
offering, issuance, purchase and sale of and payment for, the Notes on the Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of such sale) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions (such as

Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

     3.1E.     Private Placement Numbers.  A Private Placement
Number shall have been assigned to each class of Notes by Standard & Poor's CUSIP Service Bureau.

     3.1F.     [Intentionally Omitted]

     3.1G.     Sale of all Notes.  The Company shall have sold to
each other Purchaser, and each other Purchaser shall have purchased, the Notes to be purchased by it as set forth in Exhibit A.

     3.1H.     Charter and Proceedings.  All corporate and other
proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and all documents and transactions incident thereto shall be satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     3.1I.     Consent of Other Persons.  The Company shall have
received the written consent of all Persons whose consent is necessary for the transactions contemplated by this Agreement satisfactory in form and substance to the Purchasers.

     3.1J.     Payment of Special Counsel Fees.  Without limiting
the provisions of paragraph 11B, the Company shall have paid the reasonable fees, charges and disbursements of Special Counsel (which may include a reasonable reserve for anticipated fees and expenses) to the extent reflected in a statement of Special Counsel rendered to the Company at or before the Closing.

     3.1K.     Changes in Corporate Structure.  The Company shall
not have changed its jurisdiction of incorporation or shall have been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other Person, at any time after the date of the most recent of the Financial Statements.

     3.1L.     Restricted Subsidiaries' Guaranty.  Each Restricted
Subsidiary other than the Pledged Restricted Subsidiaries shall have executed and delivered to the Purchasers the Guaranty in the form of Exhibit G (the "Restricted Subsidiaries' Guaranty") and such Guaranty shall be in full force and effect and the Purchasers shall have received such confirmation thereof (which may include an opinion of counsel) as they may reasonably request.

     3.1M.     Pledge of Equity Interest. The Company and any
Restricted Subsidiary owning Equity Interests in any Pledged Restricted Subsidiary shall have pledged such Equity Interest for the benefit of the Holders pursuant to the Pledge Agreement and the Pledge Agreement shall be in full force and effect and the Purchasers shall have received such confirmation thereof (which may include an opinion of counsel) as they may reasonably request.

4. PREPAYMENT, REPAYMENT AND REDEMPTION. The Notes may be prepaid only under the circumstances set forth in paragraph 4A and shall be repaid in accordance with paragraph 4C and upon any acceleration of final maturity as provided in paragraph 7A.

     4.1A.     Optional Prepayment of Notes at Any Time.  The
Company may prepay the Notes in full at any time or in part from time to time (provided that any partial prepayment shall be of at least $1,000,000 in aggregate principal amount or a larger principal amount which is an integral multiple of $500,000), at 100% of the principal amount so prepaid, plus interest accrued thereon to the Settlement Date and the Make Whole Amount.

     4.1B.     Notice of Optional Prepayment.  The Company shall
give each Holder irrevocable written notice of any prepayment to be made pursuant to paragraph 4A at least 30 days, and not more than 60 days, prior to the Settlement Date, (i) specifying the Settlement Date and the Called Principal of the Notes held by each such Holder, (ii) stating that such prepayment is to be made pursuant to paragraph 4A and (iii) providing an estimate of the Make Whole Amount payable on the Called Principal of such Holder's Notes (calculated as if the date of such notice were the date of prepayment) and setting forth the details of such computation.
Upon the giving of such notice, the Called Principal of the Notes, together with interest accrued thereon to the Settlement Date and the Make Whole Amount, shall become due and payable on the Settlement Date. Not later than the close of business on the second Business Day prior to the Settlement Date, the Company shall deliver to the Holder of each Note being prepaid, an Officers' Certificate setting forth in detail the calculations used in determining whether a Make Whole Amount is payable on such prepayment and the amount of such Make Whole Amount.

     4.1C.     Scheduled Repayment of Notes.  The Company shall (i)
on each February 20th beginning February 20, 2001, repay $4,000,000 of the aggregate unpaid principal amount of the 8.10% Notes and on February 20, 2005, shall repay in full all unpaid principal of the 8.10% Notes, and (ii) on each February 20th beginning February 20, 2001, repay $1,200,000 of the aggregate unpaid principal amount of the 8.01% Notes and on February 20, 2005, shall repay in full all unpaid principal of the 8.01% Notes; in each case at 100% of the principal amount so repaid.

     4.1D.     Payments Pro Rata; Application of Payments.  Upon
any partial prepayment of a class of the Notes pursuant to paragraph 4A and any scheduled repayment of a class of the Notes pursuant to paragraph 4C, the principal amount so prepaid or repaid plus the interest accrued thereon and the Make Whole Amount shall be allocated to the class of Notes to which such prepayment or repayment applies, and within such class, among the Holders of the Notes of such class in proportion to the respective outstanding principal amounts of the Notes of such class held by them. All partial prepayments of a class of Notes shall be applied to the obligations of the Company to make the scheduled payments on such class of Notes required by paragraph 4C, by reducing each subsequently required repayment of principal of Notes of such class in the same proportion as the aggregate unpaid principal amount of the Notes of such class is reduced as a result of such prepayment.

     4.1E.     Retirement of Notes.  The Company shall not, and
shall not permit any of its Affiliates to, prepay or otherwise retire any Note in whole or in part, prior to its stated maturity (other than by prepayment pursuant to paragraph 4A, scheduled repayment pursuant to paragraph 4C or upon acceleration of final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, any Note held by any Holder unless the Company or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Notes held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 5 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 5 Business Days from its receipt of such notice to accept such offer. No Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

     4.1F.     Make Whole Amount.  The Company acknowledges that
the Make Whole Amount due at any optional or required prepayment of Notes (including any prepayment required pursuant to any provision of this paragraph 4 or paragraph 7A) has been negotiated with the Purchasers to provide a bargained for rate of return on the Purchasers' investment in the Notes and is not a penalty.

5.   AFFIRMATIVE COVENANTS.

     5.1A.     Financial and Other Reporting by the Company.  The
Company will deliver to each Holder:

          (i) as soon as practicable, and in any event not more than 60 days after the end of each quarter (except the fourth quarter), the unaudited consolidated and consolidating balance sheet of the Consolidated Group as at the end of such quarterly period and the related unaudited consolidated and consolidating statements of operations, cash flows and stockholders' equity of the Consolidated Group for such period and for the fiscal year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year, all in reasonable detail and in accordance with GAAP (except that the consolidating statements may be presented for the Restricted Subsidiaries and the Unrestricted Subsidiaries as two groups rather than individually for each Subsidiary), and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in such certificate) with any changes in accounting policies discussed in reasonable detail, subject to changes resulting from normal year-end adjustments;

          (ii) as soon as practicable, and in any event not more than 120 days, after the end of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Consolidated Group as of the end of such year and the related consolidated and consolidating statements of operations, cash flows and stockholders' equity of the Consolidated Group for such year, and setting forth in each case in comparative form, corresponding figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP (except that the consolidating statements may be presented for the Restricted Subsidiaries and the Unrestricted Subsidiaries as two groups rather than individually for each Subsidiary), and accompanied by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly in all material respects the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion;

          (iii) together with each delivery of financial statements of the Consolidated Group pursuant to subparagraphs (i) and (ii) of this paragraph 5A, a certificate of the chief financial officer of the Company (a) stating that the signer has reviewed the terms of the Transaction Documents and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the Consolidated Group during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that after reasonable investigation the signer has no knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto and (b) demonstrating (if applicable, with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 6A, 6B and 6C(3)(v), and (c) if not specified in the accompanying financial statements, specifying the aggregate amount of interest paid or accrued by the Consolidated Group and the aggregate amount of depreciation, depletion and amortization charged on the books of the Consolidated Group and (d) identifying the names of each Subsidiary of the Company included in such financial information, whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary and whether each such Subsidiary is a Material Subsidiary;

          (iv) promptly after receipt thereof by the Company, copies of all material reports submitted to the Company by independent public accountants or consultants in connection with each annual, interim or special audit of the books of the Consolidated Group;

          (v) promptly after any Senior Officer obtains actual knowledge (a) that a condition or event exists that constitutes a Default or Event of Default, (b) that any Holder has given notice to the Company or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (c) of any condition or event peculiar to the Company or any Restricted Subsidiary which is reasonably expected to have a Material Adverse Effect, or (d) that any Person has given any notice to the Company or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in subparagraph (iii) of paragraph 7A, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such

Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

          (vi) promptly, and in any event within 5 days after any Senior Officer obtains knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

               (a) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (b) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (c) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, is reasonably expected to have a Material Adverse Effect;

          (vii) if at any time the Company or any Restricted Subsidiary shall have public stockholders or debtholders, (a) promptly after transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company or such Restricted Subsidiary shall send or make available to such stockholders or debtholders and copies of all registration statements (with exhibits), prospectuses and all periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning material developments and (b) promptly after receipt thereof, copies of any reports, statements and notices the Company or such Restricted Subsidiary may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any stock exchange;

          (viii) promptly after transmission thereof, copies of all such financial statements, notices, certificates and reports as the Company or any Restricted Subsidiary shall send to any other lender or group of lenders, if the aggregate amount of Debt outstanding by the Consolidated Group to such lender or group of lenders exceeds $5,000,000; and

          (ix) with reasonable promptness, such other information and data with respect to the Consolidated Group or the Company or any Restricted Subsidiary or relating to the ability of the Company or such Restricted Subsidiary to perform its obligations under the Transaction Documents as may from time to time be reasonably requested by any Holder.

     5.1B.     Information Required by Rule 144A.  The Company
will, upon the request of any Holder, provide to such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any Note.

     5.1C.     Inspection of Property.  The Company and each
Restricted Subsidiary will permit any Holder who is an Institutional Investor and any person designated by such Holder, at any time at such Holder's expense (unless such inspection shall be made during the continuance of a Default or after the occurrence of an Event of Default, in which event the reasonable expense of such inspection shall be borne by the Company), during normal business hours and upon reasonable prior notice to the Company to visit and inspect any of its properties, to examine its corporate books and financial records and make copies thereof or extracts therefrom and to discuss its affairs, finances and accounts with any Senior Officer and (prior to the occurrence and continuation of a Default or Event of Default, upon consent of the Company (which consent shall not be unreasonably withheld), and during the continuation of a Default or after the occurrence of an Event of Default without the consent of the Company), its independent public accountants (and by this provision the Company authorizes such accountants to discuss with any Person so designated its and its Subsidiaries' affairs, finances and accounts).

     5.1D.     Corporate Existence, Etc.  Except as otherwise
specifically permitted by this Agreement, the Company and each Material Restricted Subsidiary will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and qualify and maintain its qualification to do business and good standing in any jurisdiction where the failure to do so individually or in the aggregate would have a Material Adverse Effect.

     5.1E.     Payment of Taxes and Claims.  (i)  The Company and
each Restricted Subsidiary will file all Tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, provided, that no such Tax or claim need be paid if (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim is not reasonably expected, if such contest were adversely determined, to have a Material Adverse Effect.

          (ii) Neither the Company nor any Restricted Subsidiary will consent to or permit the filing of or be a party to any consolidated income tax return on its behalf with any Person (other than a consolidated return that includes solely the Consolidated
Group).

     5.1F.     Compliance with Laws, Etc.  The Company and each
Restricted Subsidiary will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental
Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failure to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations do not, and are not reasonably expected to, individually and in the aggregate, have a Material Adverse Effect.

     5.1G.     Maintenance of Properties and Leases.  The Company
and each Restricted Subsidiary will (i) maintain, in good repair and working order and condition (other than ordinary wear and tear) all their properties so that the business carried on in connection therewith may be properly conducted at all times and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed, provided that this paragraph 5G shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties to the extent necessary to reasonably ensure that any such non-compliance with such leases or licenses will not have a Material Adverse Effect.

     5.1H.     Insurance.  Except as set forth on Schedule 5H, the
Company and each Restricted Subsidiary will maintain, with financially sound and reputable insurers, rated at least A or A+ by A.M. Best, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as is reasonable and prudent in the circumstances and as are customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated. Within thirty (30) days after the date of this Agreement, all insurance maintained by the Company and each Restricted Subsidiary will be maintained with financially sound and reputable insurers rated A or A+ by A.M. Best.

     5.1I.     Scope of Business.  Neither the Company nor any
Restricted Subsidiary will engage to a substantial extent in any business other than the diagnostic imaging business described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

     5.1J.     Use of Proceeds.  The Company will use the proceeds
of the sale of the Notes only as designated on Schedule 5J and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under paragraph 8J.

     5.1K.     Environmental Compliance.  The Company and each
Restricted Subsidiary will (i) obtain and maintain all permits, licenses, and other authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain individually or in the aggregate do not have, and are not reasonably expected to have in the future, a Material Adverse Effect, and (ii) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to the Company or such Restricted Subsidiary and any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to the Company or such Restricted Subsidiary, except to the extent of any noncompliance which, individually or in the aggregate, does not, and is not reasonably expected to, have a Material Adverse Effect, and (iii) operate all property owned or leased by it such that no claim or obligation, including a clean-up obligation, which individually and in the aggregate with all such other obligations has, or is reasonably expected to have, a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (b) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     5.1L Maintenance of Books and Records. The Company and each Restricted Subsidiary will: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this paragraph 5L shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the Consolidated Group's financial transactions. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may make adjustments and changes in the manner in which their books and records are kept, provided, that:

               (i) all such adjustments and changes shall be required or permitted by GAAP, but need not conform with the prior accounting practice of the Company or such Restricted Subsidiary or its predecessor;

               (ii) each Holder shall be given written notice of all such changes or adjustments together with the financial statements required by paragraph 5A(i) for the quarter in which such change occurred, and together with the financial statements required by paragraph 5A(ii), a year-end listing and description of all such changes and adjustments and the effect thereof by the chief financial officer of the Company; and

               (iii)     the financial covenants and ratios set
forth in paragraph 6A shall continue to be calculated without regard to such adjustments or changes unless and until the Required Holders have consented thereto, which consent shall not be unreasonably withheld or delayed and which shall be deemed granted if not objected to in writing by the Required Holders within 30 days notice is given by the Company with respect to such change pursuant to subparagraph (ii) above.

     5.1M.     Delivery of Guaranty and Pledge.  Promptly upon, and
in any event within 10 Business Days of, the Company acquiring any Restricted Subsidiary, such Restricted Subsidiary shall become a party to the Restricted Subsidiaries' Guaranty; provided, if the Company acquires a Restricted Subsidiary which is not a Wholly-Owned Subsidiary, the Company may, in lieu of such Restricted Subsidiary becoming a party to the Restricted Subsidiaries' Guaranty, pledge, or caused to be pledged, any Equity Interest it or any of its other Restricted Subsidiaries has in such Subsidiary for the benefit of the Holders pursuant to the terms of the Pledge Agreement. Promptly, upon and in any event within 10 Business Days of, any Pledged Restricted Subsidiary becoming a Wholly-Owned Restricted Subsidiary, it shall also become a party to the Restricted Subsidiaries' Guaranty. In either case, the Company shall provide to the Holders evidence satisfactory to the Required Holders (which, upon the request of the Required Holders, shall include an opinion of counsel) that the Restricted Subsidiaries' Guaranty and/or the Pledge Agreement remains in full force and effect and is enforceable against such Restricted Subsidiary in accordance with its terms. Upon delivery of such evidence in the case of a Pledged Restricted Subsidiary becoming a party to the Restricted Subsidiaries' Guaranty, each Holder shall promptly deliver to the Collateral Agent under the Pledge Agreement, its written consent to the release from the Pledge Agreement of the Equity Interest of such Restricted Subsidiary.

6.   NEGATIVE COVENANTS.

     6.1A.     Financial Covenants.

          6.1A.(1) Consolidated Net Worth. Consolidated Net Worth shall not, as of the last day of any fiscal quarter ending on or after the Closing Date, be less than $75,000,000 plus an amount equal to the sum of 50% of Consolidated Net Income for each fiscal year ended on or after the Closing Date (other than any fiscal year in which Consolidated Net Income for such year was a loss).

          6.1A(2)   Interest Expense Coverage.  As of the last day
of any fiscal quarter ending on or after the Closing Date, the ratio of (a) Consolidated EBITA to (b) Consolidated Interest Expense, for the four most recently ended fiscal quarters taken as a single accounting period, shall not be less than 2.50 to 1.00.

          6.1A.(3)  Limitation on Consolidated Total Debt.  The
Company and the Restricted Subsidiaries shall not incur, create, issue, assume, guarantee or otherwise become liable in respect of any Debt after the Closing Date unless (i) no Default or Event of Default exists immediately before or immediately after the incurrence of such Debt or would otherwise reasonably be expected to result therefrom; and (ii) immediately after the incurrence of such Debt, Total Debt does not exceed 52.5% of Consolidated Total Capitalization determined as of the most recent fiscal quarter end or, if such Debt is Acquisition Debt, determined by reference to the Pro Forma Financial Statements delivered in connection with the relevant Acquisition.

          For the purposes of this paragraph 6A(3): (i) the outstanding Debt of any Person who becomes a Restricted Subsidiary after the Closing Date shall be deemed to have been incurred at the time it becomes a Restricted Subsidiary; (ii) if any outstanding Debt of the Company owned by a Restricted Subsidiary or any outstanding Debt of a Restricted Subsidiary owned by the Company or another Restricted Subsidiary is sold or otherwise transferred to a Person who is not the Company or a Restricted Subsidiary, such Debt shall be deemed to have been incurred on the date of such sale or transfer; and (iii) any Debt which is extended, renewed or refunded after the Closing Date shall be deemed incurred on the date of such extension, renewal or refunding.

          6.1A.(4) Limitation on Priority Debt. The Company and the Restricted Subsidiaries shall not incur, create, issue, assume, guarantee or otherwise become liable in respect of any Priority
Debt after the Closing Date unless (i) no Default or Event of Default exists immediately before or immediately after the incurrence of such Priority Debt or would otherwise reasonably be anticipated to result therefrom; and (ii) immediately after the incurrence of such Priority Debt, the aggregate amount of Priority Debt of the Company and its Restricted Subsidiaries, does not, prior to June 30, 1998, exceed 24.5% of Consolidated Net Worth as of the most recent fiscal quarter end, from June 30, 1998 to February 1, 1999, exceed 22% of Consolidated Net Worth as of the most recent fiscal quarter end and, thereafter, exceed 20% of Consolidated Net Worth, as of the then most recent fiscal quarter end or, if such Priority Debt is Acquisition Debt, determined by reference to the Pro Forma Financial Statements delivered in connection with the relevant Acquisition.

          For the purposes of this paragraph 6A(4): (i) the outstanding Priority Debt of any Person who becomes a Restricted Subsidiary after the Closing Date shall be deemed to have been incurred at the time it becomes a Restricted Subsidiary; (ii) if any outstanding Priority Debt of the Company owned by a Restricted Subsidiary or any outstanding Priority Debt of a Restricted Subsidiary owned by the Company or another Restricted Subsidiary is sold or otherwise transferred to a Person who is not the Company or a Restricted Subsidiary, such Priority Debt shall be deemed to have been incurred on the date of such sale or transfer; and (iii) any Priority Debt which is extended, renewed or refunded after the Closing Date shall be deemed incurred on the date of such extension, renewal or refunding.

     6.1B.     Restricted Payments and Restricted Investment.  The
Company and the Restricted Subsidiaries shall not make, declare or incur any liability to make any Restricted Payments or any Restricted Investment after the Closing Date other than (i) Restricted Investments in Unrestricted Subsidiaries not exceeding $2,500,000 in the aggregate, and (ii) any other Restricted Payment or Restricted Investment if immediately after giving effect thereto, the aggregate amount of all Restricted Payments made or declared by the Company and its Restricted Subsidiaries since December 31, 1995 plus the aggregate value of all Restricted Investments at such time (including those made pursuant to clause
(i) above) does not exceed the sum of (a) $10,000,000 plus (b) 50% of Consolidated Net Income for each full fiscal year ended after December 31, 1995 (or if Consolidated Net Income for any such year is a loss, then 100% of Consolidated Net Income for such year, expressed as a negative number) plus (c) the Net Proceeds of Eligible Capital Stock received by the Company after December 31, 1996; provided, in either case, no Event of Default or Default exists immediately before or immediately after making or declaring such Restricted Payment or Restricted Investment or would otherwise be reasonably expected to result therefrom.

     For the purpose of this paragraph 6B, the value of a Restricted Investment which constitutes a liability (contingent or otherwise) shall be the maximum amount of such liability.

     6.1C.     Liens and Other Restrictions.  The Company and the
Restricted Subsidiaries shall not:

          6.1C.(1) Liens. Create, assume or suffer to exist any Lien on its properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom or proceeds of dispositions thereof, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors without equally and ratably securing the Notes, except for:

               (i) Liens, and other charges incidental to the conduct of its business, or the ownership of its property (including charges for Taxes or otherwise arising by operation of law, mechanics', carriers', workers', repairmen's, warehousers' or other similar Liens), which are not incurred in connection with the borrowing of money or the securing of Debt, provided that, in each case, the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

               (ii) Liens arising as a result of any judicial proceedings with respect to which the Company or such Restricted Subsidiary shall then, in good faith and by appropriate actions and procedures promptly instituted and diligently conducted, be prosecuting appeal or other proceedings for review and Liens arising from judgments or decrees not constituting a Default or Event of Default unless, in either case, such Lien remains undischarged, unstayed pending appeal, unbonded or undismissed for a period of 60 consecutive days and provided, in either case, such reserves as shall be required by GAAP shall have been made therefor and such Liens in the aggregate do not have a Material Adverse Effect;

               (iii) deposits or pledges to secure worker's compensation, unemployment insurance, old age benefits or other social security obligations or retirement benefits;

               (iv) Liens arising out of deposits in connection with, or given to secure the performance of, bids, tenders, trade contracts not for the payment of money, or leases, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

               (v) minor survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of its activities or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in the aggregate have a Material Adverse Effect or materially impair the use of such real properties in the operation of its business;

               (vi) Liens on any properties or assets of a Restricted Subsidiary in favor of the Company or a Wholly-Owned
Restricted Subsidiary and Liens, if any, securing the Notes;

               (vii) Liens existing as of the Closing and set forth on Schedule 6C(1);

               (viii) Liens securing Priority Debt incurred after the Closing Date if the Priority Debt secured thereby is not otherwise prohibited by paragraph 6A(4);

               (ix) Liens on property acquired, constructed or improved by it after the Closing Date; provided, that each such Lien (a) is confined solely to the property so acquired, improvements thereto and proceeds thereof, (b) secures only the purchase price for, or cost of construction or improvements of, such property and the Debt secured by such Lien does not exceed the lesser of the fair market value or the purchase price or cost of construction or improvement, (c) the Debt secured by such Lien is incurred at the time of the acquisition, construction or improvement or within 180 days following such date, (d) no Event of Default or Default exists immediately before or immediately after the creation of such Lien or would otherwise reasonably be anticipated to result therefrom and (e) after giving effect thereto, the financial tests set forth in paragraph 6A, calculated on the basis of the most recently available financial information, would be satisfied;

               (x) Liens on the assets of any Person (other than the Company or an existing Subsidiary) existing at the time such assets are acquired by it whether by merger, consolidation, purchase of assets or otherwise so long as such (a) Liens are not created, incurred or assumed in contemplation of such assets being acquired by it; (b) no Default or Event of Default exists immediately before or immediately after the incurrence of such Liens or could reasonably be anticipated to result therefrom; (c) after giving effect to such acquisition and the Debt secured by such Lien, the financial tests set forth in paragraph 6A, calculated on the basis of the most recently available financial information, would be satisfied, and (d) such Liens do not extend to any other assets of the Consolidated Group;

               (xi) any Lien resulting from renewing, extending or refinancing any Liens permitted by clauses (vi), (vii), (ix)or (x) above, provided that (a) the principal amount of the Debt secured thereby is not increased or the maturity thereof accelerated, (b) such Lien does not extend to any other property, and (c) immediately after such extension, renewal or refunding, no Default or Event of Default would exist or would be reasonably anticipated to result therefrom; and

               (xii) Liens securing other Debt of the Company if
(a) such Debt is pari passu with the Notes, (b) such Debt is not otherwise prohibited by paragraph 6A(3), and (c) the Notes are ratably secured thereby.

          6.1C.(2) Sale of Stock. No Restricted Subsidiary shall issue, sell or otherwise dispose of, or part with control of, any of its own Equity Interest (other than directors' qualifying shares) either directly or indirectly by the issuance of rights, options for securities convertible into or exchangeable for its Equity Interest and neither the Company nor any Restricted Subsidiary shall sell, transfer or otherwise dispose of any outstanding Equity Interest of another Restricted Subsidiary other than: (i) to the Company or a Wholly-Owned Restricted Subsidiary; or (ii) if in connection with such sale, transfer or other disposition, the entire Investment (whether represented by Equity Interest, Debt, claims or otherwise) of the Company and its Restricted Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than another Member or an Affiliate, and the Restricted Subsidiary being disposed of has no continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company.

          6.1C.(3) Merger and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of its respective assets to any Person or Persons, except that:

               (i)  any Restricted Subsidiary may merge or
consolidate with or sell, lease, transfer or otherwise dispose of all or any of its assets to the Company or a Wholly-Owned Restricted Subsidiary (provided, that the Company or such Wholly-Owned Restricted Subsidiary shall be the continuing or surviving corporation in the case of a merger or consolidation and, in any case, the acquiring or surviving entity is a corporation organized under the laws of, and having its principal place of business in, a state of the United States of America or the District of Columbia) and upon any such sale, transfer or other disposition, such Restricted Subsidiary may liquidate and dissolve;

               (ii) the Company may merge or consolidate with any other corporation or limited partnership; provided, that (a) the Company shall be the continuing or surviving corporation or limited partnership, or (b) the successor or acquiring corporation (1) shall be a solvent corporation or limited partnership organized under the laws of any state of the United States of America or the District of Columbia; (2) shall expressly assume in writing all of the obligations and covenants of the Company under the Transaction Documents; and (3) shall provide the Holders the written opinion of counsel satisfactory in form and substance to the Holders confirming that the assumption of such obligations by such corporation or limited partnership is duly authorized and constitutes the legal, valid and binding obligation of such corporation or limited partnership, enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law) against such corporation or limited partnership in accordance with its terms, provided, that in either case, immediately after and giving effect thereto, on a pro forma basis, based on the most recently available financial information, the financial tests set forth in paragraph 6A would be satisfied;

               (iii) the Company and any Restricted Subsidiary may sell or lease, as lessor, inventory in the ordinary course of its business;

               (iv) the Company and any Restricted Subsidiary may dispose of equipment or other assets which have become obsolete or otherwise no longer useful or required for the conduct of its business, provided such dispositions do not, individually or in the aggregate, constitute a liquidation of all or substantially all of the Company's or any Material Restricted Subsidiary's assets; and

               (v)  in addition to the matters set forth in
subparagraph (iii) and subparagraph (iv) above, the Company and any Restricted Subsidiary may sell, transfer or otherwise dispose of some or all of its respective properties or assets in a transaction not otherwise permitted pursuant to this paragraph 6C(3) for fair and adequate consideration (a "Disposition") and if such Disposition is a Disposition of all or substantially all of the assets of a Restricted Subsidiary, such Restricted Subsidiary may thereafter liquidate and dissolve; provided, that immediately after and giving effect to any such Disposition, the greater of (a) aggregate book value of each property and asset so sold (each an "Asset Sold" and collectively, the "Assets Sold"), as reflected on the most recent consolidated balance sheet of the Consolidated Group furnished to the Holders pursuant to paragraph 5A prior to the date of Disposition of such Asset Sold, or (b) the aggregate net proceeds (with any non-cash proceeds being valued at its fair market value) of the Assets Sold (1) during the immediately preceding twelve months, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 15% of Consolidated Total Assets as reflected on the most recent consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to paragraph 5A or (2) since the Closing Date, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 30% of Consolidated Total Assets as reflected on the most recent consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to paragraph 5A;

provided, that, in each case other than the sale or lease of inventory pursuant to subparagraph (iii) above or disposition of assets pursuant to subparagraph (iv) above, no Default or Event of Default exists immediately before or immediately after giving effect to such sale, transfer or disposition of properties or assets or such merger or consolidation nor would any Default or Event of Default reasonably be expected to result therefrom and in the case of a sale, transfer or other disposition of outstanding Equity Interest of a Restricted Subsidiary pursuant to subparagraph
(v) above, such sale, transfer or other disposition otherwise satisfies the requirements of paragraph 6C(2).

     For purposes of subparagraph (v) of this paragraph 6C(3), a "Qualifying Reinvestment" is the use of the proceeds, or of funds expended in anticipation of the proceeds, of Assets Sold not more than twelve months after the date of a Disposition, to (a) purchase
(x) assets usable in any business permitted to be conducted by paragraph 5I, or (y) either (1) all of the outstanding capital stock or other equity interests of a Person which, immediately after such purchase, is a Wholly-Owned Restricted Subsidiary of the Company and is engaged in a business permitted to be conducted by paragraph 5I, or (2) all or substantially all of the assets and business of a Person which is engaged in any business permitted to be conducted by paragraph 5I; provided, that if the Assets Sold are subject to a Lien securing the Notes at the time of sale or other disposition, the assets, equipment, real property, improvements, capital stock or other equity interests purchased with the proceeds of such Assets Sold shall not constitute Qualifying Reinvestments unless promptly made subject to a Lien securing the Notes with the same priority and otherwise substantially the same terms and conditions as the Liens on the Assets Sold or (b) to make an optional prepayment of the Notes pursuant to paragraph 4A(1) or to prepay any other Debt ranking at least pari passu with the Notes.

          6.1C.(4) Subsidiary Dividend and Other Restrictions. Except for this Agreement, enter into, or be otherwise subject to, any contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by, or distributions on any securities of, any Subsidiary of the Company.

          6.1C.(5) Transactions with Affiliates. Except as set forth on Schedule 6C(6), directly or indirectly, engage in any transaction or group of transactions (including, without limita-tion, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any Affiliate, except in the ordinary course of business pursuant to the reasonable requirements of its business and upon commercially reasonable terms which are no less favorable to it than those which might be obtained at arms' length with a Person not an Affiliate.

     6.1D. Compliance with ERISA.  The Company, the Restricted
Subsidiaries and any ERISA Affiliate shall not:

          (i) engage in any transaction in connection with which the Company or any Restricted Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of Section 4041(e) of ERISA, which could result in any liability to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans
(as defined in Section 3(1) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan) other than such penalties, taxes, liabilities, failures or deficiencies which individually and in the aggregate do not, and are not reasonably expected to have in the future, a Material
Adverse Effect;

               (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401(a) and Section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan by an amount the payment of which would have a Material Adverse Effect; or

               (iii) at any time permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Consolidated Group and any ERISA Affiliate, or the aggregate liability under Title IV of ERISA incurred by the Consolidated Group and any ERISA Affiliate, to exceed an amount the payment of which would have a Material Adverse Effect.

For the purposes of subparagraph (iii) of this paragraph 6D, the amount of the withdrawal liability of the Consolidated Group and ERISA Affiliates at any date shall be the aggregate present value of the amounts claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, that neither the Company nor any Restricted Subsidiary or ERISA Affiliate will have any liability, provided, that the Company shall promptly obtain written advice from independent actuarial consultants supporting such determina-tion. The Company will (x) once in each calendar year, beginning in 1997, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company or any Restricted Subsidiary or any ERISA Affiliate is or has been obligated to contribute and (y) transmit a copy of such statement to each Holder, within 15 days after the Company receives the same. As used in this paragraph 6D, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA.

7.   EVENTS OF DEFAULT.

     7.1A.     Acceleration.  If any of the following events shall
occur or conditions shall exist and be continuing for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or condition and continuance shall constitute an "Event of Default":

               (i) the Company defaults in the payment of any principal of any Note or Make Whole Amount when the same shall become due and payable, whether by the terms thereof or otherwise as provided by the terms of this Agreement; or

               (ii) the Company defaults in the payment of interest on any Note, whether by the terms thereof or otherwise as provided by the terms of this Agreement and such default shall continue for 5 days after the same shall become due and payable; or

               (iii) with respect to any Debt, other than the Debt represented by the Notes, the Company or any Restricted Subsidiary
(a) defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, or interest on any such Debt, the outstanding principal amount of which exceeds $5,000,000 in the aggregate, beyond any period of grace provided with respect thereto, or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due or to be required to be redeemed or repurchased prior to any stated maturity or regularly scheduled dates of payment, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay or redeem an aggregate outstanding principal amount of $5,000,000 or more of Debt before its regular maturity or before its regularly scheduled dates of payment or redemption, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt (other than the right to demand repayment of any Debt payable by its terms on demand);

               (iv) any representation or warranty made by the Company or any Restricted Subsidiary in any Transaction Document or in any writing furnished pursuant to a Transaction Document shall be false, incorrect or misleading in any material respect on the date as of which made; or

               (v) the Company or any Restricted Subsidiary fails to perform or observe any covenant contained in paragraph 5D, 5J, 6A, 6B or 6C and such failure shall not be remedied within 10
Business Days; or

               (vi) the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition of any of the Transaction Documents applicable to it and such failure shall not be remedied within 30 days (a) the date on which a Senior Officer of the Company first obtains knowledge of such default, or
(b) the date on which written notice thereof is given to the Company by any Holder; or
               (vii) the Company voluntarily or involuntarily suspends or discontinues operation or liquidates all or substantially all of its assets; or

               (viii) the Company or any Material Subsidiary or any Material Subsidiary Group is generally not paying, or admits in writing that it is not able to pay, its debts as such debts become due or otherwise becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or takes corporate action for the purpose of any of the foregoing; or

               (ix) a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation, dissolution or winding up of the Company or any Material Subsidiary or for the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property to take advantage of any bankruptcy or insolvency law of any jurisdiction (each a "Bankruptcy Petition") is filed against the Company or any Material Subsidiary without the consent or other acquiescence of the Company or such Material Subsidiary and such Bankruptcy Petition is not dismissed within 60 days or if at any time Bankruptcy Petitions against Subsidiaries of the Company constituting a Material Subsidiary Group are filed without the consent of such Subsidiaries and are not dismissed within 60 days or any holder or holders of a Lien or Liens on all or substantially all of the assets of the Company, any Material Subsidiary or any Material Subsidiary Group, takes or take any action to foreclose on such Lien and such action remains unstayed and in effect for 60 days; or

               (x) a Governmental Authority enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Material Subsidiary or Subsidiaries of the Company constituting a Material Subsidiary Group or with respect to any substantial part of the property of the Company or any Material Subsidiary or Subsidiaries of the Company constituting a Material Subsidiary Group, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary or Subsidiaries of the Company constituting a Material Subsidiary Group without the consent of the Company or such Subsidiary and such order remains unstayed and in effect for 60 days; or

               (xi) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is rendered against the Company or any Restricted Subsidiary and within 60 days thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or judgments are not discharged; or

               (xii) if (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate (other than a notice of a "standard termination" as defined in Section 4041(b) of ERISA) any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
(c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or such Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, results in a Material Adverse Effect. As used in this clause

(xii), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

          (xiii) the Restricted Subsidiaries' Guaranty shall, at any time or for any reason, not be valid, binding and enforceable in any material respect on any Restricted Subsidiary (other than as a result of a liquidation and dissolution of such Restricted Subsidiary otherwise permitted under the terms of this Agreement) or any Restricted Subsidiary shall contest or deny the validity or enforceability of the Restricted Subsidiaries' Guaranty or shall disaffirm or repudiate any of its obligations thereunder;

and (a) upon the occurrence of an Event of Default specified in subparagraph (viii), (ix) or (x) of this paragraph 7A, each Note at the time outstanding shall automatically become due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company; (b) upon the occurrence of any other Event of Default, the Required Holders may at their option declare each Note to be, and each Note shall thereupon be immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company; and (c) upon the occurrence of an Event of Default specified in subparagraphs (i) or (ii) of this paragraph 7A, at the option of any Holder, whether or not the Required Holders have declared each Note to be due and payable pursuant to the immediately preceding clause (b), each Note held by such Holder at the time outstanding shall become immediately due and payable at 100% of the principal amount thereof together with interest accrued thereon and Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

     7.1B.     Rescission of Acceleration.  At any time after any
Note shall have been declared immediately due and payable pursuant to clause (b) or (c) of paragraph 7A, the Required Holders may, by written notice to the Company, rescind and annul any such declaration with respect to the Notes if (i) the Company shall have paid all interest, principal and Make Whole Amount payable with respect to any Note which have become due otherwise than by reason of such declaration, including any interest on any such overdue interest, principal and the Make Whole Amount, at the amount specified therein or otherwise in this Agreement, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Transaction Documents solely by reason of such declaration.
No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

     7.1C.     Notice of Acceleration or Rescission.  Whenever any
Note shall be declared immediately due and payable pursuant to clause (b) or (c) of paragraph 7A, or any such declaration under paragraph 7A shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding, provided, the failure to give such notice shall not affect the validity of any such declaration, rescission or annulment.

     7.1D.     Other Remedies, No Waivers or Election of Remedies.
If any one or more Events of Default shall occur and be continuing, irrespective of whether any Notes have become or have been declared immediately due and payable, any Holder may proceed to protect and enforce its rights under the Transaction Documents by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law or by any other appropriate proceeding, whether for specific performance of any covenant or other agreement contained in any Transaction Document or in aid of the exercise of any power granted in a Transaction Document, in such order as the Holder may determine in its sole discretion. No remedy conferred in a Transaction Document upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder.

8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

     8.1A. Organization, Etc. (i) The Company and each Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified, individually and in aggregate, could not reasonably be expected to have a Material Adverse Effect) and has all requisite corporate and other power and authority to own, operate and lease its property and to carry on its business as now being conducted and which it proposes to conduct. The Company has all requisite power and authority to execute, deliver and perform each Transaction Document and to issue and sell the Notes. Each Restricted Subsidiary has all requisite power and authority to execute, deliver and perform each Transaction Document to which it is a party. Schedule 8A correctly identifies the correct legal name, the jurisdiction of organization, the jurisdictions in which qualified to do business and the officers and directors of each Restricted Subsidiary.

               (ii) Each Transaction Document to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company and has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of the Company and constitutes (or will constitute upon execution thereof by the Company) the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

               (iii)   Each Transaction Document to which a
Restricted Subsidiary is a party has been duly authorized by all necessary corporate action on the part of each such Restricted Subsidiary, has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of each such Restricted Subsidiary and constitutes (or will constitute upon execution thereof by each such Restricted Subsidiary) the legal, valid and binding obligation of such Restricted Subsidiary, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     8.1B.     Stock Ownership.  (i)  All of the outstanding
capital stock, or other equity interest, of each Restricted Subsidiary is validly issued, fully paid and non-assessable and is now owned and will be owned immediately prior to the Closing, of record and beneficially, in the amounts and by the Persons as set forth in Schedule 8B, free and clear of any Lien of any kind.

          (ii) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or to any other Subsidiary of the Company.

          (iii) Except as set forth in Schedule 8B, no Restricted Subsidiary has any outstanding rights, options, warrants or other agreements which would require it to issue any additional shares of its capital stock after the Closing Date.

     8.1C.     Financial Statements.  The Company has furnished the
Purchasers with the audited balance sheets of the Consolidated Group dated as of December 31, 1995 and the related statements of operations, cash flows and stockholders' equity for the 12 months ended on such dates and the unaudited balance sheet of the Company as of September 30, 1996 and the related statement of operations, cash flows and stockholders' equity for the nine months ended on such date, which collectively are referred to in this Agreement as the "Financial Statements". The audited Financial Statements fairly present in all material respects the financial condition of the Consolidated Group and the results of its operations and cash flows for the respective periods specified thereby and the unaudited Financial Statement fairly presents in all material respects the assets and liabilities of the Company as of the date thereof. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved except as set forth in the notes thereto. Since September 30, 1996, there have been no developments or changes affecting the business, assets, liabilities, condition (financial or otherwise) of the Company or any Restricted Subsidiary which has had or is reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

     8.1D.     Actions Pending.  There are no actions, suits,
investigations or proceedings pending, or to the knowledge of the Company threatened, against the Company or any Restricted Subsidiary, or any of their properties or rights, by or before any court, arbitrator or administrative body or other Governmental Authority other than those which individually and in the aggregate do not and are not reasonably expected to have a Material Adverse Effect.

     8.1E.     Title to Properties.  (i)  Each Member has good and
marketable title to the real estate of which it is the record owner and a Member has good title to all of the properties and assets reflected in the most recent balance sheet for the Consolidated Group included in the Financial Statements or purported to have been acquired by a Member after such date (other than properties and assets disposed of since such date in the ordinary course of business), subject, in the case of the Company and its Restricted Subsidiaries, to no Lien of any kind except Liens permitted by paragraph 6C(1);

               (ii) The Company and each Restricted Subsidiary enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the conduct of its businesses and all such leases are valid and subsisting and are in full force and effect; and

               (iii) The Company and each Restricted Subsidiary owns or has the right to use (under agreements or licenses which are in full force and effect) all Intellectual Property necessary for it to conduct its business as currently conducted, without any known conflict with the rights of others. To the knowledge of the Company, no product of the Company or any Restricted Subsidiary infringes in any material respect upon any Intellectual Property owned by any other Person and there is no material violation by any Person of any right of the Company or any Restricted Subsidiary with respect to any Intellectual Property owned or used by the Company or any Restricted Subsidiary.

     8.1F.     Affiliates and Investments in Others.  Except as set
forth on Schedule 8F, and with respect to the Company, to the best of its knowledge, neither the Company nor any Restricted Subsidiary has any Affiliates controlling, controlled by, or under common control with the Company or such Restricted Subsidiary or
beneficially owning or holding 10% or more of the equity interest or class of Voting Stock of the Company or such Restricted
Subsidiary nor does the Company or any Restricted Subsidiary own any stock or securities or has any beneficial or equity interest in any Person other than the ownership of stock or securities of, or a beneficial or equity interest in, another Member or a Person which belongs to a class that is listed for trading on a national securities exchange or quoted on NASDAQ and which represents not more than 10% of the total combined voting power of all classes of Voting Stock of, or more than 10% of the beneficial or equity interest in, such Person.
     8.1G.     Tax Returns and Payments.  The Company and each
Restricted Subsidiary has filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf, or with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon the Company and any Restricted Subsidiary and the Company's or any Restricted Subsidiary's properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest, those presently being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made and those the non-payment or non-filing of which, individually and in the aggregate, do not, and are not reasonably expected to, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Consolidated Group in respect of

Taxes for all fiscal periods are adequate and the Company knows of no unpaid assessment on the Company or any Restricted Subsidiary for additional Taxes for any period or any basis for any such assessment that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No charges or Taxes will be imposed by any Governmental Authority on the Company or any Restricted Subsidiary on the execution, delivery or enforcement of the Transaction Documents and the issue and sale of the Notes.

     8.1H.     Conflicting Agreements and Other Matters.   Neither
the Company nor any Restricted Subsidiary is in violation of any term of its charter or by-laws or other organizational documents, or in violation or breach of any term of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation (including any Environmental Law) to which it is a party or to which it is subject which default or violation, individually or in the aggregate, has
or is reasonably expected to have, a Material Adverse Effect.   The
execution and delivery of the Transaction Documents and the offering, issuance and sale of the Notes and fulfillment of and compliance with the terms and provisions of the Transaction Documents do not and will not conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Restricted Subsidiary pursuant to its charter or by-laws or other organizational documents, any award of any arbitrator or any agreement (including any agreement with stockholders or other equity holders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject, except for defaults under, conflicts with, or violations of, any such awards, agreements, instruments, orders, judgements, decrees, laws, rules or regulations which are not material in nature and which individually and in the aggregate do not, and are not reasonably expected to, have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, any Debt of the Company to be evidenced by the Notes.

     8.1I.     Offering of Notes.  Neither the Company nor any
agent acting on its behalf has, directly or indirectly, offered the Notes for sale to, or solicited any offers to buy any of the Notes from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Closing Date, the Notes will not be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

     8.1J.     Regulation G, Etc.  None of the proceeds of the sale
of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which constitutes this transaction a "purpose credit" within the meaning of such Regulation G or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board (12 CFR
224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the assets of the Consolidated Group or of the Company and the Company has no present intention that margin stock will constitute more than 10% of the value of its or the Consolidated Group's assets. As used in this paragraph 8J, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     8.1K.     ERISA.

     (i) The Company and each Restricted Subsidiary and each ERISA Affiliate has operated and administered each Plan operated and administered by it in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and are not reasonably expected to result in a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary and no ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any Restricted Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any Restricted Subsidiary or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

     (iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could reasonably be expected to have a Material Adverse
Effect.

     (iv) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 498B of the Code) of the Consolidated Group could not reasonably be expected to have a Material Adverse Effect.

     (v) The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Agreement will not result in a "prohibited transaction" which is subject to the prohibitions of
Section 406 of ERISA or in connection with which a Tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in paragraph 9(ii) as to the source of the funds to be used to pay the purchase price of the Notes.

     8.1L.     Governmental and Other Consents.  Neither the nature
of the Company or any Restricted Subsidiary, nor the Company's or any Restricted Subsidiary's businesses or properties, nor any relationship between the Company or any Restricted Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of any Transaction Document or the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any Governmental Authority or any other Person in connection with the execution and delivery of the Transaction Documents or the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of the Transaction Documents.

     8.1M.     Environmental Matters.  To the knowledge of the
Company, there are no claims and the Company has not received any notice of any claim, and no proceeding has been instituted raising any claim, against the Company or any Restricted Subsidiary or any real properties now or formerly owned, leased or operated by the Company or any Restricted Subsidiary or other assets, alleging any damage to the environment or violation of any Environment Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in Schedule 8M:

          (i) to the knowledge of the Company, there are no facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or any Restricted Subsidiary or relating to the Company's or any Restricted Subsidiary's other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (ii) neither the Company nor any Restricted Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Company or any Restricted Subsidiary and has not disposed of any Hazardous Materials in violation of any Environmental Laws, except in each case such as is not expected to result in a Material Adverse Effect;

          (iii) all buildings on all real properties now owned, leased or operated by the Company or any Restricted Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply is not reasonably expected to result in a Material Adverse Effect; and

          (iv) the Company and each Restricted Subsidiary have obtained all permits, licenses and other authorizations and has made all filings, registrations and other submittals which are required of it under all Environmental Laws (except to the extent failure to have any such permits, licenses or authorizations or to have made any such filings, registrations or submittals individually and in the aggregate does not, and is not reasonably expected to, result in a Material Adverse Effect) and the Company and each Restricted Subsidiary are in compliance with all Environmental Laws and with the terms and conditions of all such permits, licenses, authorizations, filings, registrations and submittals and in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law (except to the extent failures to comply, individually and in the aggregate do not, and are not reasonably expected in the future, to result in a Material Adverse Effect).

     8.1N.     Labor Relations.  There is not now pending, or to
the knowledge of the Company, threatened, any strike, work stoppage, work slow down, or material grievance or other material dispute between the Company or any Material Subsidiary and any bargaining unit or significant number of the Company's or such Material Subsidiary's employees.

     8.1O.     Financial Condition.  After giving effect to the
transactions contemplated hereby, (i) the aggregate present fair saleable value of the assets of the Company will be greater than the amount that will be required to pay the probable liabilities of the Company on its debts, including contingent liabilities, as they become absolute and mature; (ii) the Company has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business; and (iii) the Company does not intend to incur, or believe it has incurred, debts beyond its ability to pay as they mature.

     8.1P.     Disclosure.  The Transaction Documents, the
Financial Statements and the other documents, certificates and statements furnished to the Purchasers by or on behalf of the Company or any Restricted Subsidiary in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, there is no fact with respect to its business which is reasonably expected to have a Material Adverse Effect and which has not been described in this Agreement or otherwise disclosed in writing to the Purchasers by the Company.

     8.1Q.     Status Under Certain Federal Statutes.  Neither the
Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended. Neither the sale of the Notes hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     8.1R.     Existing Indebtedness; Future Liens.  Schedule 8R
sets forth a complete and correct list of all outstanding Debt of the Company and each Restricted Subsidiary as of the date of this Agreement. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt of the Company and each Restricted Subsidiary and no event or condition exists with respect to any such Debt of the Company and each Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by paragraph 6C(1).
As of the Closing Date, after the application of the proceeds of the Notes as set forth in paragraph 5J, the ratio of Total Debt to Consolidated Total Capitalization and the ratio of Priority Debt to Consolidated Net Worth will not exceed the ratios set forth therefor, respectively, in paragraphs 6A(3) and 6A(4).

     8.1S.     Compliance with Laws, Etc.  The Company and each
Restricted Subsidiary are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and has in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failure to have in effect such licenses, permits, franchises and other governmental authorizations do not, and are not reasonably expected to, individually and in the aggregate, have a Material Adverse Effect.

9. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents that:

          (i) It is purchasing its Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of its Notes, provided that the disposition of such Purchaser's property shall at all times be within its control, subject to compliance with applicable law. The Company acknowledges that a Purchaser's sale of all or a portion of its Notes to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

          (ii) With respect to each source of funds to be used by it to pay the purchase price of its Notes (respectively, the "Source"), at least one of the following statements is accurate as of the Closing Date:

          (a) The Source is an "insurance company general account", as such term is defined in Section V(e) of PTE 95-60
(issued July 12, 1995) and the purchase is exempt under the provisions of PTE 95-60);

          (b) The Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA;

          (c) The Source is either (i) an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, in which case the purchase is exempt in accordance with PTE 91-38 (issued July 21, 1991);

          (d) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984) which QPAM has been identified in writing, and the purchase is exempt under PTE 84-14, provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this paragraph (d) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

          (e) The Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified in writing pursuant to this paragraph (e).

As used in this paragraph 9, the terms "plan" and "plans" have the meaning assigned to such terms in Title I, Section 3(3) of ERISA.

10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified with respect thereto:

     10.1A.    Prepayment and Make Whole Amount Terms.

     "Average Remaining Life" means the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment by (b) the Called Principal.

     "Called Principal" means, as the context requires, with respect to any Note the principal of such Note which is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A.

     "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining
Scheduled Payments from their respective scheduled due dates, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Discount Rate with respect to such Called Principal.

     "Discount Rate" means, with respect to the Called Principal of any Note, the yield to maturity of the Called Principal implied by
(a) (i) the yield reported as of 9:00 A.M. (Chicago, Illinois time) on the date which is two Business Days prior to the Settlement Date with respect to such Called Principal, on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intra day trading in actively traded marketable United States Treasury fixed interest rate securities selected by the Company and acceptable to the Required Holders) for actively traded U.S. Treasury fixed interest rate securities having a maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date plus 50 basis points. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury securities quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Average Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Average Remaining Life.

     "Make Whole Amount" means with respect to any Note, the amount equal to the excess, if any, of (x) the Discounted Value over (y) the sum of (i) such Called Principal plus (ii) interest accrued and unpaid thereon, as of and due on the Settlement Date with respect to such Called Principal. The Make Whole Amount shall in no event be less than zero.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest that would be due or dividends that would accrue thereon, as the case may be, after the Settlement Date with respect to such Called Principal, if no payment of Called Principal were made prior to its scheduled due date, provided, that if such Settlement Date is not a date on which interest payments are scheduled to be made, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued or dividend accrued to such Settlement Date and required to be paid on such Settlement Date.

     "Settlement Date" means, with respect to any Note, the date on which such Note is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph
7A.

     10.1B.    Other Terms.

     "8.01% Notes" has the meaning specified in paragraph 1A.

     "8.10% Notes" has the meaning specified in paragraph 1A.

     "Acquired Person" means any Person (i) who is not then a Member; (ii) who is engaged in a business permitted to be conducted by paragraph 5I; and (iii) for whom financial statements meeting the requirements of Regulation S-X under the Exchange Act are available for its then most recently ended fiscal year and any subsequent interim periods and for such other periods as would be required to be provided by the Company for such Acquired Person by Rule 3-05(b) of Regulation S-X under the Exchange Act.

     "Acquisition" means any acquisition by the Company or a Restricted Subsidiary, whether by purchase, exchange, merger, consolidation or otherwise, of all or substantially all of the assets or Equity Interest of an Acquired Person, provided, if such Acquisition is the acquisition of the Equity Interest of the Acquired Person, the Acquired Person shall have become a Wholly-Owned Restricted Subsidiary concurrently with such Acquisition.

     "Acquisition Debt" means any Debt incurred or assumed by the Company or a Restricted Subsidiary in connection with an Acquisition and, if such Acquisition is the acquisition of the Equity Interest of the Acquired Person, any Debt of the Acquired Person which is in existence as of the date of such Acquisition if not less than 5, nor more than 20, days prior to the incurrence of such Debt, the Company shall have provided to each Holder Pro Forma Financial Statements reflecting such Acquisition certified by the chief accounting officer or chief financial officer of the Company as meeting the requirements of the definition of Pro Forma Financial Statements and, subject to such requirements, as fairly presenting the pro forma financial condition of the Consolidated Group after taking into account the Acquisition.

     "Affiliate" means, at any time and as to any Person, any other Person (including in the case of a Member, another Member) directly or indirectly (i) controlling, controlled by, or under common control with, such Person or (ii) beneficially owning or holding
10% or more of the equity interest or class of Voting Stock of such

Person, as well as, in the case of an individual, such individual's spouse, issue, parents, siblings and issue of siblings (in each case by blood, adoption or marriage). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     "After-Acquired Pledged Subsidiary" means as of any date, any then Pledged Restricted Subsidiary the Equity Interest of which was acquired after February 20, 1997.

     "Agreement" means this Note Purchase Agreement as it may from time to time be amended in accordance with paragraph 11C.

     "Approved Auditor" means Deloitte & Touche, Arthur Anderson & Co., Coopers & Lybrand, Ernst & Young, KPMG, Peat Marwick or Price Waterhouse.

     "Asset Sold" or "Assets Sold" has the meaning specified in paragraph 6C(3)(v).

     "Bankruptcy Petition" has the meaning specified in paragraph
7A.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts are required or authorized to be closed.

     "Capitalized Lease" means any lease of property (whether real, personal or mixed), as to which the lessee is required, in accordance with GAAP, to recognize, concurrently, the acquisition of an asset and the incurrence of a liability.

     "Capitalized Lease Obligation" means any rental obligation under a Capitalized Lease, taken at the amount thereof that is ac-counted for as indebtedness (net of interest expense) in accordance with GAAP.

     "Closing" and "Closing Date" have the meanings specified in paragraph 2B.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

     "Company" has the meaning specified in the first paragraph of this Agreement.

     "Confidential Information" has the meaning specified in paragraph 11G.

     "Consolidated EBITA" means for any period the amount of which is to be determined, (i) Consolidated Net Income for such period plus (ii) (but only to the extent such amounts were deducted in the computation of Consolidated Net Income) Consolidated Interest Expense, plus (iii) income tax expense (including deferred income tax expense in each case), plus (iv) amortization expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Group" means the Company and each of its Subsidiaries and if the context so requires, the Company and its Subsidiaries, taken as a whole.

     "Consolidated Interest Expense" means for any period the amount of which is to be determined, the aggregate interest charges of the Company and its Restricted Subsidiaries (including without limitation that portion of any obligation under Capitalized Leases allocable to interest expense) on any Debt for such period (without regard to any limitation on the payment thereof) as determined in accordance with GAAP.

     "Consolidated Net Income" means for any period the amount of which is to be determined, the Net Income of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means as of any date, the amount of which is to be determined, (i) Consolidated Total Assets minus (ii) consolidated total liabilities of the Company and its Restricted
Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Total Assets" means, as of any date the amount of which is to be determined, the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated Total Capitalization" means, as of any date as the amount of which is to be determined, Consolidated Net Worth plus (but only to the extent such amount was deducted in the computation of Consolidated Net Worth) Consolidated Total Debt for such period.

     "Consolidated Total Debt" means, as of any date the amount of which is to be determined, all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Debt" means, as applied to any Person without duplication,
(i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than current Trade Payables to be paid in accordance with customary practices),
(iv) Capitalized Lease Obligations of such Person, (v) obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) obligations with respect to interest rate and currency swaps and similar obligations requiring such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder, or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligations shall be the net amount thereof, (viii) any obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured, (ix) any recourse obligations of such Person in connection with a sale of receivables, (x) Guaranties by such Person of Debt of others, (xi) any outstanding Preferred Stock of a Subsidiary of such Person (other than Preferred Stock owned beneficially and of record by such Person or a Wholly-Owned
Subsidiary of such Person) and any outstanding Redeemable Preferred Stock of such Person, and (xii) any other items (excluding Trade Payables, items of contingency reserves or reserves for deferred income Taxes or other reserves, to the extent that such reserves do not represent an obligation) which in accordance with GAAP would be shown on the liabilities side of the balance sheet of such Person.

     "Default" means any occurrence or condition which with the giving of notice or the passage of time, or both, and remaining uncured after the expiration of any applicable grace period would be an Event of Default.

     "Disposition" has the meaning specified in paragraph 6C(3)(v).

     "Environmental Laws" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Equity Interest" means as to any Person, the capital stock or other equity or beneficial interest in such Person.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time, in effect.

     "ERISA Affiliate", for Plan purposes, means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such Person under section 414 of the Code.

     "Event of Default" has the meaning specified in paragraph 7A.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Expenses" has the meaning specified in paragraph 11B.

     "Financial Statements" has the meaning specified in paragraph
8C.

     "Foreign Taxes" has the meaning specified in paragraph 11A.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Authority" means (a) the governments of (i) the United States of America and its states and political subdivisions, and (ii) any other jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Restricted Subsidiary, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or jurisdiction.

     "Guaranty", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services without regard to the non-delivery or nonfurnishing thereof, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be deemed to be equal to the lower of (a) the amount of the obligation guaranteed and (b) the maximum amount for which such Person may be contingently liable pursuant to the terms of the instrument evidencing such Guaranty, unless such guaranteed obligation and the amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be the maximum reasonably anticipated liability for which such Person is contingently liable in respect thereof as determined by such Person in good faith (but in any event not less than the amount which is, or would otherwise be required, in accordance with GAAP, to be reflected in such Person's balance sheet or the notes thereto) as the amount of such obligation.

     "Hazardous Materials", at any time, shall mean any substance: the presence of which at such time requires notification, investigation, monitoring or remediation under any Environmental Law; which at such time is defined as a "hazardous waste", "hazardous material", "hazardous substance", "toxic substance", "pollutant" or "contaminant" under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; or without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

     "Holder" means any Person at the time shown as the holder of a Note on the register referred to in paragraph 110.

     "Intangibles" means all Intellectual Property, goodwill and all other assets or property classified as intangibles in accordance with GAAP.

     "Intellectual Property" means all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights.

     "Interest Rate Agreement" means, with respect to any Person, any one or more of the following agreements entered into by such Person with one or more financial institutions: interest rate protection agreement interest rate swaps and/or other types of interest rate hedging agreements obligating such Person to make payments, whether periodically or upon the happening of a contingency. The amount of the obligation under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Institutional Investor" means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer, regardless of legal form.

     "Investment" means as to any Person (the "Investor"), (i) any loan or advance or extension of credit by the Investor to or for the benefit of another Person; (ii) the incurrence, assumption or guarantee by the Investor of, or grant of credit support by the Investor for, any financial obligation of another Person to the extent such financial obligation does not otherwise constitute Debt of the Investor; or (iii) the ownership, purchase or acquisition or other investment by the Investor in any stock, obligations or securities of, or any other Equity Interest in (including without limitation any Equity Interest in any partnership, association, joint venture or other organization, whether or not a legal entity) any other Person, or (iv) any capital contribution by the Investor to any other Person.

     "knowledge of the Company" means the actual knowledge of any Senior Officer of the Company.

     "Liabilities" means, with respect to any Person, all obligations of such Person which, in accordance with GAAP, would be shown on the liabilities side of the balance sheet of such Person, including without limitation, all Trade Payables.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of, or agreement to give or permit the filing on its behalf, of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

     "Material Adverse Effect" means, (i) any material adverse effect on the Company's business, assets, liabilities, financial condition or results of operations, (ii) any material adverse effect on the Company's and the Restricted Subsidiaries' business, assets, liabilities, financial condition or results of operations taken as a whole or where appropriate, on a consolidated basis in accordance with GAAP, and (iii) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document as the obligation of any party thereto and
(iv) any material adverse effect on the ability of the Company to perform its obligations under any Transaction Document applicable to it or on the ability of any Material Restricted Subsidiary to perform its obligations under its Restricted Subsidiaries'
Guaranty.

     "Material Restricted Subsidiary" means any Restricted
Subsidiary which is a Material Subsidiary.

     "Material Subsidiary" means each Subsidiary of the Company of which its earnings before interest expense, taxes and amortization (calculated by reference to the components included in the definition of Consolidated EBITA), or if such Subsidiary has Subsidiaries of its own, of which its consolidated earnings before interest expense, taxes and amortization of such Subsidiary and its Subsidiaries, determined in either case, for the most recently completed four fiscal quarters equals or exceeds 5% of Consolidated EBITA or of which the total assets, or if such Subsidiary has Subsidiaries of its own, of which the consolidated total assets of such Subsidiary and its Subsidiaries, determined of the most recent fiscal quarter end, equals or exceeds 5% of Consolidated Total Assets.

     "Material Subsidiary Group" means any group of Subsidiaries of which, on a consolidated basis, its earnings before interest expense, taxes and amortization (calculated by reference to the components included in the definition of Consolidated EBITA), for the most recently completed four fiscal quarters equals or exceeds 5% of Consolidated EBITA or of which the total assets, determined of the most recent fiscal quarter end, equals or exceeds 5% of Consolidated Total Assets.

     "Member" means any Person included in the Consolidated Group.

     "Multiemployer Plan" means any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

     "NAIC" means the National Association of Insurance
Commissioners.

     "Net Income" means as to any Person, for any period for which the amount thereof is to be determined, gross revenues of such Person less all operating and non-operating expenses of such Person including all charges of a proper character (including current and deferred Taxes on income, provision for Taxes on unremitted foreign earnings which are included in gross revenues, amortization, depreciation and current additions to reserves), but not including in gross revenues any gains (net of expenses and Taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of assets (other than inventory in the ordinary course of such Person's business), any earnings or losses attributable to any other Person, any gains arising from transactions of a non-recurring and material nature, any gains arising from the sale or discontinuation of operations, any gains resulting from the write-up of assets, any equity of such Person in the unremitted earnings of any other corporation or any earnings of any other Person acquired by such Person through purchase, merger or consolidation or otherwise, earned prior to acquisition, all determined in accordance with GAAP.

     "Net Proceeds of Eligible Capital Stock" means the net cash proceeds (net of all costs and out-of-pocket expenses including underwriting and brokerage fees and expenses) from sales, after December 31, 1996 of (i) any class or series of the Equity Interest of the Company other than Redeemable Preferred Stock; (ii) any warrants, options or similar rights (other than any Debt) to purchase or convertible into shares of Equity Interest of the Company other than Redeemable Preferred Stock; and (iii) Debt (including Redeemable Preferred Stock) convertible into any class or series of Equity Interest of the Company other than Redeemable Preferred Stock if such Debt has then been so converted, provided, the net cash proceeds from the sale of such Debt shall be increased by any amount paid to the Company to convert such Debt and reduced by the aggregate amount of interest or dividends paid on such Debt through the date of conversion.

     "Notes" has the meaning specified in paragraph 1A.

     "Officers' Certificate" means a certificate signed in the name of the Company by any two Senior Officers.

     "PBGC" means the Pension Benefit Guaranty Corporation or any other Governmental Authority succeeding to any of its functions.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business organization (whether or not a legal entity), or any Governmental Authorities.

     "Plan" means an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or within the preceding five years has been established or maintained, or to which contributions are or have been made, by the Company or any Restricted Subsidiary or any ERISA Affiliate, or for which the Consolidated Group or any ERISA Affiliate may have any liability.

     "Pledged Restricted Subsidiaries" means those Restricted Subsidiaries listed on Schedule 3L and such other Restricted Subsidiaries acquired after the date of this Agreement and with respect to which the Company and/or its other Restricted Subsidiaries have pledged their Equity Interests to the Holders pursuant to paragraph 5M; provided, upon any Pledged Restricted Subsidiary becoming a party to the Restricted Subsidiaries' Guaranty, it shall cease to be a Pledged Restricted Subsidiary.

     "Pledge Agreement" means the Amended and Restated Pledge of Partnership Interest and Collateral Agency Agreement dated June 26, 1997 by and among the Company, the Subsidiaries of the Company from time to time a party thereto, Bankers Trust Company, as Collateral Agent, the Required Purchasers and the other Institutional Investors from time to time a party thereto.

     "Preferred Stock" means as to any Person, any Redeemable Preferred Stock and any other class or series of Equity Interest of such Person that has a priority as to the payment of any dividends or distributions over the holders of the most junior class of Equity Interest of such Person.

     "Priority Debt" means, without duplication, (i) all Debt of the Company secured by any Lien (other than Liens granted pursuant to the Pledge Agreement or otherwise permitted pursuant to paragraph 6C(1)(xii)) on any property owned by the Company or any of its Restricted Subsidiaries, (ii) all Debt of the Restricted Subsidiaries (other than the Restricted Subsidiaries' Guaranty and Debt owed solely to the Company or a Wholly-Owned Restricted Subsidiary) and (iii) all Liabilities of any After-Acquired Pledged Restricted Subsidiary (other than Liabilities owed solely to the Company or a Wholly-Owned Restricted Subsidiary).

     "Pro Forma Financial Statements" means in connection with any Acquisition, pro forma financial statements reflecting such Acquisition prepared in accordance with Rule 11-02 of Regulation S-X of the Exchange Act provided, the pro forma balance sheet included therein shall be adjusted to take into account any other Debt of the Company and the Restricted Subsidiaries incurred or assumed, and any Net Proceeds of Eligible Capital Stock received, since the date for which the pro forma consolidated balance sheet is required to be presented under Rule 11-02.

     "Purchaser" and "Purchasers" have the meaning specified in paragraph 2A.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Qualified Institutional Buyer"means a qualified institutional buyer, as defined in Rule 144A.

     "Redeemable Preferred Stock" means any class or series of Equity Interest which has fixed payment or redemption obligations due and payable prior to the final scheduled due date for the repayment of principal of the Notes or is redeemable at the option of the holder, unless such fixed payment obligations or repurchase obligations on exercise of such redemption option can be satisfied, at the election of the issuer, through the issuance of shares of its most junior class of Equity Interest.

     "Required Holders" means the Holder or Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding.

     "Restricted Investments" means any Investment other than:

          (i) prime commercial paper maturing not more than 270 days from the date of issuance, having as at the date of acquisition a rating or at least A-1 (or the existing equivalent) from Standard & Poor's Ratings Group or at least P-1 (or then existing equivalent) from Moody's Investors Service, Inc. and issued by a corporation organized in any state of the United States of America, Canada, any European economic community country or Japan;

          (ii) securities issued or directly and fully and unconditionally guaranteed or insured by the United States of America or any agency thereof backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition other than derivative securities such as mortgage-backed "IOS" or "POS" and mortgage pass-through certificates and similar investments;
          (iii) time deposits, or certificates of deposit denominated in United States dollars maturing within one year from the date of acquisition issued by commercial banks which are (a) members of the Federal Reserve System and chartered under the laws of the United States of America or any state or the District of Columbia, whose long-term certificates of deposit and long-term unsecured debt is rated at least A (or then existing equivalent) by Standard & Poor's Ratings Group and at least A-2 (or then existing equivalent) by Moody's Investors Service, Inc. and having capital and surplus in excess of $1,000,000,000 or (b) organized under the laws of Canada, any European Economic Community country or Japan whose commercial paper is rated an A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc. or whose long term debt is rated AA or better by Standard & Poor's Ratings Group or Aa2 or better by Moody's Investors Service, Inc. and has capital, surplus and undivided profits aggregating at least $1,000,000,000;

          (iv) Investments in master note or deposit arrangements with securities of the types described in (i) through (iii) above;

          (v) Investments in money market programs of investment companies registered as such with the Securities and Exchange Commission which, at the time of acquisition, is rated, or if such money market programs are not rated, the substantial majority of the underlying investments of such investment company are rated A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc. or provided that such money market programs invest only in Investments of the types described in (i) through (iii) above;

          (vi) Investments in repurchase agreements having terms of not more than 365 days, with a bank, trust company or other financial institution whose long-term unsecured debt, at the time of acquisition of such Investment, is rated A or better by Standard & Poor's Ratings Group, Duff & Phelps Credit Rating Co. or Fitch, or A2 or better by Moody's Investors Service, Inc.;

          (vii) Investments in (a) Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Debt incurred or to be incurred by the Company or any Restricted Subsidiaries, which obligations do not exceed the aggregate principal amount of such Debt, or (ii) Interest Rate Agreements to protect the Company or any Restricted Subsidiary against fluctuations in the value of Investments in fixed-income securities which were acquired in the ordinary course of business provided in either case (a) the long-term senior unsecured Debt of the counterparty thereto is rated A-or better by Standard & Poor's Ratings Group or A3 or better by Moody's Investors Service, Inc. at the time the Investment is made and (b) the underlying Debt or Investment being so protected is otherwise not prohibited by this Agreement;

          (viii) Investments in existence on the Closing Date and set forth on Schedule 6B;

          (ix) Investments in joint ventures or minority equity positions of Person engaged in the same business of the Company and its Restricted Subsidiaries provided if after giving effect thereto, the aggregate amount so invested by the Company and its Restricted Subsidiaries in such Investments after the Closing Date does not exceed at any time, in the aggregate, $15,000,000;

          (x) endorsement of negotiable instruments for collection and ownership of accounts receivable acquired in the ordinary course of business;

          (xi) demand deposits in banks in the ordinary course of business (not for investment purposes);

          (xii) Investments in the Company or a Restricted
Subsidiary which at the time is a Wholly-Owned Restricted
Subsidiary; and

          (xiii) Investments in any Person that concurrently with such Investment becomes a Wholly-Owned Restricted Subsidiary provided no Default or Event of Default exists immediately before or immediately after such Investment or would reasonably be expected to result therefrom.

     "Restricted Payments" means the declaration, payment or making, directly or indirectly, of any dividend, payment or other distribution on or in respect of any Equity Interest of the Company or any Restricted Subsidiary (other than the payment of a dividend, payment or other distribution to the Company or Wholly-Owned Restricted Subsidiary or the setting apart of any funds or property therefor, or the making of any payment on account of the purchase, redemption, retirement or other acquisition, direct or indirect, of any Equity Interest of the Company or any Restricted Subsidiary (other than any such Equity Interest owned by the Company or a Wholly-Owned Restricted Subsidiary) including without limitation, the forgiveness or foreclosure by the issuer of any Debt secured by a pledge of such capital stock or any purchase, redemption or other acquisition or retirement for value prior to any scheduled maturity, any scheduled prepayment of principal or any scheduled sinking fund payment or, in any event, during the continuance of any Default, or Event of Default of any Debt that is subordinated in right of payment to the Notes.

     "Restricted Subsidiary" means all of the Company's
Subsidiaries other than any Unrestricted Subsidiary.

     "Restricted Subsidiaries' Guaranty" has the meaning specified in paragraph 3L.

     "Rule 144A" means Rule 144A promulgated under the Securities
Act and including any successor rule thereto, as such rule may be amended from time to time.

     "SEC" means the United States Securities and Exchange
Commission, or any Governmental Authority succeeding to the functions of such Commission in the administration of the Securities Act and/or the Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Senior Officer" means the Chairman of the Board, the President, Chief Executive Officer, any Senior Vice President,
Chief Financial Officer, Treasurer or principal Accounting Officer of the Company or any other individual, whether or not an officer, who performs similar functions, on behalf of the Company.

     "Special Counsel" means the law firm of Sullivan & Worcester or such other firm of legal counsel as the Purchasers may from time to time designate as their Special Counsel for the purposes of this Agreement or any matters related hereto.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person and/or one or more of its Subsidiaries collectively owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is collectively owned by such Person and/or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person and/or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Taxes" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country, or any international taxing authority.

     "Trade Payables" means amounts payable to suppliers of goods and services in the ordinary course of a Person's business.

     "Transaction Documents" means this Agreement, the Notes, the Restricted Subsidiaries' Guaranty and the Pledge Agreement.

     "Transferee" means any direct or indirect transferee of all or any part of the Notes.

     "Unrestricted Subsidiary" means Diagnostic Networks of Texas, Incorporated and Austin MRI Partners, L.P. and MRI StarMed, Inc., StarMed Staffing, Inc., StarMed Health Personnel, Inc., Allied Healthcare, Inc., Nurse Care Plus, Inc. and StarMed Staffing of Michigan, Inc. and any other Subsidiary formed or acquired hereafter and engaged to a substantial extent in the temporary staffing business or a business substantially related thereto.

     "Voting Stock" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary all of the voting power of all classes of the Voting Stock and all of the beneficial ownership of which is owned directly or indirectly through one or more other Wholly-Owned Restricted Subsidiaries.

11.  MISCELLANEOUS.

     11.1A.    Payments.

          11.1A(1) Payments in Respect of Notes. The Company agrees that, so long as a Purchaser shall hold any Notes, all payments in respect of such Notes, required by the terms thereof or otherwise by this Agreement, will be made in compliance with the applicable terms thereof or hereof and by wire transfer to such Purchaser of immediately available funds for credit to the account or accounts as specified in the Exhibit A for such Purchaser, or such other account or accounts in the United States as a Purchaser may designate in writing, notwithstanding any contrary provision in this Agreement or the Notes, with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made and of the date to which interest has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Holder which shall have made the same agreement in writing as the Purchasers have made in this paragraph 11A.

          11.1A.(2) No Deduction or Set-off. The obligation of the Company to pay principal, interest, dividends, Make Whole Amounts and any other amounts under the Transaction Documents owed by the Company shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against a Purchaser or any Transferee for any reason whatsoever.
     11.1B.    Expenses.  Whether or not the transactions provided
for hereby shall be consummated, the Company will pay on demand and save each Purchaser and its Transferees harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent modification of, or consent under, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent granted ("Expenses"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged and reasonably required by the Purchasers in connection with the transactions contemplated by this Agreement; provided the Company shall not be liable for the fees and expenses of more than one Special Counsel in any single matter, (ii) the costs of obtaining the private placement number from Standard &

Poor's Ratings Group for the Notes and (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in enforcing, and during the continuance of a Default or after the occurrence of an Event of Default, monitoring or evaluating any rights under the Transaction Documents (including, without limitation, any costs, expenses or fees incurred in connection with perfecting or maintaining perfection of any Lien hereafter existing in favor of the Purchasers or any of their Transferees as security for the obligations of the Company or any Restricted Subsidiary under the Transaction Documents or maintaining or protecting the collateral which is the subject of such Lien) or in responding to any subpoena or other legal process issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Transferee having acquired any of its Notes, including, without limitation, costs and expenses incurred in connection with any bankruptcy or insolvency of the Company or any Restricted Subsidiary or in connection with any workout or restructuring of any of the transactions contemplated by the Transaction Documents. The Company will pay and will save each Purchaser and its Transferees from all claims in respect of any fees, costs or expenses, if any, of any brokers and finders not retained by such Purchaser or Transferee. The obligations of the Company under this paragraph 11B shall survive the transfer of any of its Notes or any interest therein by a Purchaser or any Transferee and the payment of any Notes.

     11.1C.    Consent to Amendments.  No Transaction Document may
be amended, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Required Holders, except that no decrease in the interest rate of, or Make Whole Amount payable on, the Notes or change to the mandatory repayment of the Notes as provided in paragraph 4C or any change to this paragraph 11C shall be made without the written consent of all Holders. Each Holder at the time or thereafter shall be bound by any amendment or waiver authorized by the Required Holders in accordance with this paragraph 11C whether or not its Notes are marked to reflect such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or any Restricted Subsidiary and any Holder nor any delay in exercising any rights under any Transaction Document shall operate as a waiver of any rights of any Holder.

     11.1D.    Persons Deemed Owners; Participations.  The Company
may treat the Person at the time shown on the register referenced in paragraph 11O in whose name any Note, is issued as the owner and holder of such Note for the purpose of receiving payment on or in respect of such Note and for all other purposes whatsoever, and the

Company shall not be affected by notice to the contrary. Subject to the preceding sentence, a Holder may from time to time grant participations in all or any part of its Notes to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion; provided that the Company shall not be obligated to make payments other than as directed by a Holder pursuant to paragraph 11A.

     11.1E.    Survival of Representations and Warranties; Entire
Agreement. All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Notes or portion thereof or interest therein and the payment of any Notes and may be relied upon by any Transferee as having been true when made, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. All statements contained in any certificate or other instrument delivered by or on behalf of a Member pursuant to any Transaction Document shall be deemed representations and warranties of the Company under this Agreement and not of the individuals executing such certificates or other instruments on behalf of the Company. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     11.1F.    Successors and Assigns.  All covenants and other
agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such party (including, without limitation, any Transferee) whether so expressed or not; provided except as expressly permitted by this Agreement, the Company may not delegate the performance of any of its obligations hereunder.

     11.1G.    Confidential Information.  For the purposes of this
paragraph, "Confidential Information" means information delivered to a Purchaser by or on behalf of the Company or a Restricted
Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, whether in the past, present or future, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Company or a Restricted Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure or (b) subsequently becomes publicly known through no act or omission by the Purchaser. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with the procedures adopted by it in good faith to protect confidential information of third parties delivered to it. Notwithstanding the foregoing, a Purchaser may deliver copies of any Confidential Information to such Purchaser's and its Subsidiaries' directors, officers, employees, and to its agents and professional consultants who in the ordinary course performance of their duties to or for the benefit of the Purchaser have a need to have access to such information, any other Purchaser, any Person to whom such Purchaser offers to sell any of its Notes or any part thereof or to whom such Purchaser sells or offers to sell a participation in all or any part of its Notes (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this paragraph 11G), any federal or state regulatory authority having jurisdiction over such Purchaser, any Person from which a Purchaser offers to purchase any security of a Member (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this paragraph 11G), the NAIC or any regulatory agency which generally require access to information about a Purchaser's investment portfolio or any similar organization, Standard & Poor's Ratings Group (but only to the extent required to obtain private placement numbers for the Notes) or any other
Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Purchaser is a party relating to the transactions contemplated by this Agreement, or (d) if an Event of Default has occurred and is continuing, to the extent that such Purchaser determines disclosure is necessary or appropriate in the enforcement of or for the protection of its rights and remedies under the Transaction Documents; provided in the case of (b), the Purchaser shall give the Company prompt written notice of any such subpoena or legal process and, to the extent and for so long as it lawfully may do so, the Purchaser shall refrain from making any disclosure of Confidential Information in response thereto if the Purchaser receives, prior to its compliance with such subpoena or legal process, written notice from the Company that it intends to seek an appropriate protective order for such Confidential
Information or injunction against such disclosure. Each Holder, by its acceptance thereof, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11G as though it were a party to this Agreement.

     11.1H.    Notices.  All notices and other written
communications provided for hereunder shall be given in writing and delivered in person or sent by recognized overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent on the same day by a recognized overnight delivery service (with charges prepaid) and
(i) if to a Purchaser or its nominee, addressed to such Person at the address or fax number specified for such communications to such Purchaser in Exhibit A, or at such other address or fax number as such Person shall have specified to the Company in writing, (ii) if to any other Holder, addressed to such other Holder at such address or fax number as is specified for such Holder in the Note register referenced in paragraph 11O and (iii) if to the Company, addressed to it at 155 State Street, Hackensack, New Jersey 07601, Attention:
President, Fax No.: (201) 488-8455, with a copy to Werbel &
Carnelutti, 711 Fifth Avenue, New York, New York  10022, Attention:
Stephen M. Davis, Esq., or at such other address or fax number as the Company shall have specified to each Holder in writing given in accordance with this paragraph 11H. Notice given in accordance with this paragraph 11H shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

     11.1I.    Descriptive Headings.  The descriptive headings of
the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.1J.    Solicitation of Holders.  The Company will provide
each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent requested under any Transaction Document. The Company will deliver executed or true and correct copies of each such amendment, waiver or consent effected to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders. Neither the Company nor any Restricted Subsidiary will directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee, expense (other than such Holder's Expenses) or otherwise, to any Holder for or in connection with any consent by such Holder in its capacity as a Holder to any waiver or amendment of any of the terms of the Transaction Documents unless such remuneration is concurrently paid, on the same terms, ratably to all Holders whether or not such Holder consented to the waiver or amendment.

     11.1K.    Reproduction of Documents.  Any Transaction Document
and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Purchasers on the purchase of the Notes (except the Notes) and (c) financial statements, certificates and other information previously or subsequently furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not the reproduction was made by a Purchaser in the regular course of business, and to the extent not prohibited by applicable law, that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence. This paragraph 11K shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     11.1L. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

     11.1M.    Consent to Jurisdiction and Service and Waiver of
Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSON-ALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IM-MUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON
A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 11M IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

     11.1N.    Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     11.1O.    Registration, Transfer, Exchange and Replacement of
Notes.

          11.10(1) Registration. The Notes are to be issued and are transferable in whole or in part as registered Notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any remaining principal amount less than $1,000,000 and may be exchanged for one or more Notes of any authorized denomination and like class and like aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company a register in which the Company shall record the registrations of the Notes and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder, promptly upon request, a complete and correct copy of the names and addresses of the then Holders.

          11.1O.(2) Transfer and Exchange. Upon surrender of a Note to the Company for registration of transfer or exchange endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by the address for notices, the Company shall at its expense (except as provided below), execute and deliver one or more replacement Notes of like class and tenor and of a like aggregate amount, registered in the name of such Transferee or Transferees. Each new Note will bear interest from the date to which interest shall have been paid on the surrendered Note or the date of surrender if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

          11.1O.(3) Replacement. Upon receipt of written notice from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Qualified Institutional Buyer, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, at its expense, of like class and tenor, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or if no interest has been paid thereon, the date of such lost, stolen, destroyed or mutilated Note.

     11.1P.    Compliance by Subsidiaries.  The Company, as the
shareholder of its Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to its Subsidiaries are complied with.

     11.1Q.    Severability.  If any provision of this Agreement
shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     11.1R.    Termination.  This Agreement and the rights of the
Holders and the obligations of the Company hereunder shall not terminate until each of the Notes, including all principal, interest, including interest on overdue interest and Make Whole Amount has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document has been indefeasibly paid in full.

     11.1S.    Construction.  Each covenant contained herein shall
be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     11.1T.    Substitution of Purchaser.  Each Purchaser has the
right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by such Purchaser and its Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in paragraph 9. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, such Purchaser shall have all the rights of a Holder.


               [SIGNATURES FOLLOW ON PAGE 42]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement, executed under seal between you and the Company.

                              Very truly yours,

                              MEDICAL RESOURCES, INC.


                              By:
                              -------------------------------
                              Name:
                              Title:

The foregoing Agreement is hereby
accepted as of the date first above written.

JOHN HANCOCK MUTUAL LIFE
  INSURANCE COMPANY

By:
-------------------------------------
Name:
Title:


JOHN HANCOCK VARIABLE LIFE
   INSURANCE COMPANY

By:
-------------------------------------
Name:
Title:

GREAT NORTHERN INSURED ANNUITY
  CORPORATION

By:
-------------------------------------
Name:
Title:

OCCIDENTAL LIFE INSURANCE COMPANY
   OF NORTH CAROLINA

By:  CONNING ASSET MANAGEMENT

     By:
     ----------------------------
        Name:
        Title:



PENINSULAR LIFE INSURANCE CO.

By:  CONNING ASSET MANAGEMENT

     By:
     ---------------------------------
        Name:
        Title:




EXECUTIVE RISK INDEMNITY INC.

By:  CONNING ASSET MANAGEMENT

     By:
     -----------------------------------
         Name:
         Title:


99539